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                                                                    EXHIBIT 10.5


                                                                       EXHIBIT C

                             FINANCIAL INTRANET INC.
                             2001 STOCK OPTION PLAN

1. PURPOSE OF PLAN; ADMINISTRATION

1.1  Purpose.

     The Financial Intranet Inc. 2001 Stock Option Plan (hereinafter, the "Plan") is hereby established to grant to officers, directors and other employees of Financial Intranet Inc. or of its parents or subsidiaries (as defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), if any (individually and collectively, the "Company"), and to non-employee consultants and advisors and other persons who may perform significant services for or on behalf of the Company, a favorable opportunity to acquire common stock ("Shares" or "Common Stock"), of the Company and, thereby, to create an incentive for such persons to remain in the employ of or provide services to the Company and to contribute to its success. This Plan is an amendment and restatement of the 2000 Stock Option Plan of the Company; provided, however, this plan shall not alter or impair any rights or obligations under any option granted under the 2000 Stock Option Plan of the Company prior to the adoption of this Plan.

1.2  Administration.

     The Plan shall be administered by members of the Board of Directors of the Company (the "Board"), if each such member administering the Plan is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), or a committee (the "Committee") of two or more directors, each of whom is a disinterested person. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

     A majority of the members of the Committee shall constitute a quorum for the purposes of the Plan. Provided a quorum is present, the Committee may take action by affirmative role or consent of a majority of its members present at a meeting. Meetings may be held telephonically as long as all members are able to hear one another, and a member of the Committee shall be deemed to be present for this purpose if he or she is in simultaneous communication by telephone with the other members who are able to hear one another. In lieu of action at a meeting, the Committee may act by written consent of a majority of its members.

     Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan and all Stock Option Agreements (as defined in Section 4.4) entered into pursuant hereto and to define the terms used therein, to prescribe, adopt, amend, and rescind rules and regulations relating to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper; and provided, further, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. Subject to the express limitations of the Plan, the Committee shall designate the individuals from among the class of persons eligible to participate as provided in Section
1.3 who shall receive Awards (as described in Section 2), whether an optionee will receive Incentive Stock Options or Nonstatutory Options, or both, or another type of Award, and the amount, price, restrictions and all other terms and provisions of such Awards (which need not be identical).

     Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's officers and directors shall be entitled to rely upon the advise, opinions or valuations of any such persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the

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Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

1.3  Participation.

     Officers, Directors, employees of the Company and consultants shall be eligible for selection to participate in the Plan upon approval by the Committee; provided, however that only "employees" (within the meaning of Section 3401(c) of the Code) of the Company shall be eligible for the grant of Incentive Stock Options. An individual who has been granted an option may, if otherwise eligible, be granted additional options if the Committee shall so determine, provided that no recipient may be granted options to purchase more than 20% of the shares of Common Stock initially reserved for issuance under the Plan. No person is eligible to participate in the Plan by matter of right; only those eligible persons who are selected by the Committee in its discretion shall participate in the Plan.

1.4  Stock Subject to the Plan.

     Subject to adjustment as provided in Section 4.5, the stock to be offered under the Plan shall be shares of authorized but unissued Common Stock, including any shares repurchased under the terms of the Plan or any Stock Option Agreement entered into pursuant hereto. The cumulative aggregate number of shares of Common Stock to be issued under the Plan shall not exceed 10,000,000, subject to adjustment as set forth in Section 4.5.

     If any options granted hereunder shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. For purposes of this
Section 1.4, where the exercise price of options is paid by means of the grantee's surrender of previously owned shares of Common Stock, only the net number of additional shares issued and which remain outstanding in connection with such exercise shall be deemed "issued" for purposes of the Plan.

2. TYPES OF AWARDS

2.1 General. An award may be granted singularly, in combination with another award(s) or in tandem whereby exercise or vesting of one award held by a participant cancels another award held by the participant. Subject to the limitations of the Plan, an award may be granted as an alternative to or replacement of an existing award under the Plan or under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company. The types of Awards that may be granted under the Plan include:

     (a) Stock Option. A stock option represents a right to purchase a specified number of Shares during a specified period at a price per Share. The Company may grant under the Plan both incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") and stock options that do not qualify for treatment as Incentive Stock Options ("Nonstatutory Options"). Unless expressly provided to the contrary herein, all references herein to "options," shall include both incentive Stock Options and Nonstatutory Options.

     (b) Stock Appreciation Right. A stock appreciation right ("SAR") is a right to receive a payment in cash, Shares or a combination, equal to the excess of the aggregate market price at time of exercise of a specified number of Shares over the aggregate exercise price of the stock appreciation right being exercised. The longest term a stock appreciation right may be outstanding shall be ten years. Such exercise price shall be based on one hundred percent (100%) of the Fair Market Value stipulated by Section 3.1.

     (c) Stock Award. A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future. Except in cases of certain terminations of employment or an extraordinary event, each stock award shall be earned and vest over at least three years and shall be governed by such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such Awards shall consist of: operating profits (including EBITDA), net profits,

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earnings per Share, profit returns and margins, revenues, shareholder return and/or value, stock price and working capital. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement shall exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial performance appearing in the Company's annual report to stockholders for the applicable year.

3. STOCK OPTIONS

3.1  Option Price.

     The exercise price of each Incentive Stock Option granted under the Plan shall be determined by the Committee, but shall not be less than 100% of the "Fair Market Value" (as defined below) of Common Stock on the date of grant. If an Incentive Stock Option is granted to an employee who at the time such option is granted owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of all classes of capital stock of the Company, the option exercise price shall be at least 110% of the Fair Market Value of Common Stock on the date of grant and the option by its terms shall not be exercisable after the expiration of 5 years from the date such option is granted. The exercise price of each Nonstatutory Option also shall be determined by the Committee, but shall not be less than 80% of the Fair Market Value of Common Stock on the date of grant. The status of each option granted under the Plan as either an Incentive Stock Option or a Nonstatutory Option shall be determined by the Committee at the time the Committee acts to grant the options, and shall be clearly identified as such in the Stock Option Agreement relating thereto.

     "Fair Market Value" for purposes of the Plan shall mean, except as otherwise determined by the Committee: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if Common Stock is then listed on the Nasdaq Stock Market) or (2) the mean between the closing representative bid and asked price (in all other cases) for Common Stock on the day prior to such date as reported by Nasdaq or such successor quotation system; or (iii) if there is no listing or trading of Common Stock either on a national exchange or over-the-counter, that price determined in good faith by the Committee to be the fair value per share of Common Stock, based upon such evidence as it deems necessary or advisable.

     In the discretion of the Committee exercised at the time the option is exercised, the exercise price of any options granted under the Plan shall be paid in full in cash, by check or by the optionee's interest-bearing promissory note (subject to any limitations of applicable state corporations law) delivered at the time of exercise; provided, however, that subject to the timing requirements of Section 3.7, in the discretion of the Committee and upon receipt of all regulatory approvals, the person exercising the options may deliver as payment in whole or in part of such exercise price certificates for Common Stock of the Company (duly endorsed or with duly executed stock powers attached), which shall be acceptable to the Committee and which shall be valued at their Fair Market Value on the day of exercise of the option, or other property deemed appropriate by the Committee; and, provided further, that subject to Section 422 of the Code so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board shall be permitted in the discretion of the Committee or the Board.

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3.2  Tax Withholding.

     All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the optionee, through the surrender of Shares which the optionee already owns, or through the surrender of Shares to which the optionee is otherwise entitled under the Plan; provided, however, that such Shares may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

3.3  Option Period.

     (a) The Committee shall provide, in the terms of each Stock Option Agreement, when the option subject to such agreement expires and becomes unexercisable, but in no event will an Incentive Stock Option granted under the Plan be exercisable after the expiration of ten years from the date it is granted. Without limiting the generality of the foregoing, the Committee may provide in the Stock Option Agreement that the option thereto expires 30 days following a Termination of Employment for any reason other than the death or disability or six months following a Termination of Employment for disability or following an optionee's death.

     (b) Notwithstanding any provision of this Section 3.3, in no event shall any option granted under the Plan be exercised after the expiration date of such option set forth in the applicable Stock Option Agreement.

3.4  Exercise of Options.

     Each option granted under the Plan shall become exercisable and the total number of shares subject thereto be purchasable, in a lump sum or in such installments, which need not be equal, as the Committee shall determine; provided, however, that each option shall become exercisable in full no later than ten years after such option is granted, and each option shall become exercisable as to at least 10% of the shares of Common Stock covered thereby on each anniversary of the date such option is granted; and provided, further, that if the holder of an option shall not in any given installment period purchase all of the shares which such holder is entitled to purchase in such installment period, such holder's right to purchase any shares not purchased in such installment period shall continue until the expiration or sooner termination of such holder's option. The Committee may, at any time after grant of the option and from time to time, increase the number of shares purchasable in any installment, subject to the total number of shares subject to the option and the limitations set forth in Section 3.4. At any time and from time to time prior to the time when any exercisable option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such option or portion thereof may be exercised in whole or in part; provided, however, that the Committee may, by the terms of option, require any partial exercise to be with respect to a specified minimum number of shares. No option or installment thereof shall be exercisable except with respect to whole shares. Fractional share interests shall be disregarded, except that they may be accumulated as provided above and except that if such a fractional share interest constitutes the total shares of Common Stock remaining available for purchase under an option at the time of exercise, the optionee shall be entitled to receive on exercise a certified or bank cashier's check in an amount equal to the Fair Market Value of such fractional share of stock.

3.5  Transferability of Options.

     Except as the Committee may determine as aforesaid, an option granted under the Plan shall, by its terms, be nontransferable by the optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code), and shall be exercisable during the optionee's lifetime only by the optionee or by his or her guardian or legal representative. More particularly, but without limiting the generality of the immediately preceding sentence, an option may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of

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law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any option contrary to the provisions of the Plan and the applicable Stock Option Agreement, and any levy of any attachment or similar process upon an option, shall be null and void, and otherwise without effect, and the Committee may, in its sole discretion, upon the happening of any such event, terminate such option forthwith.

3.6  Limitation on Exercise of Incentive Stock Options.

     To the extent that the aggregate Fair Market Value (determined on the date of grant) of the Common Stock with respect to which Incentive Stock Options granted hereunder (together with all other Incentive Stock Option plans of the Company) are exercisable for the first time by an optionee in any calendar year under the Plan exceeds $100,000, such options granted hereunder shall be treated as Nonstatutory Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied taking options into account in the order in which they were granted.

3.7  Disqualifying Dispositions of Incentive Stock Options.

     If Common Stock acquired upon exercise of any Incentive Stock Option is disposed of in a disposition that, under Section 422 of the Code, disqualifies the option holder from the application of Section 421(a) of the code, the holder of the Common Stock immediately before the disposition shall comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

3.8  Certain Timing Requirements.

     At the discretion of the Committee, shares of Common Stock issuable to the optionee upon exercise of an option may be used to satisfy the option exercise price or the tax withholding consequences of such exercise, in the case of persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the optionee to use shares of Common Stock issuable to the optionee upon exercise of the option to pay all or part of the option price or the withholding taxes made at least six months prior to the payment of such option price or withholding taxes.

3.9  No Affect on Employment.

     Nothing in the Plan or in any Stock Option Agreement hereunder shall confer upon any optionee any right to continue in the employ of the Company, any Parent Corporation or any subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporation and its Subsidiaries, which are hereby expressly reserved, to discharge any optionee at any time for any reason whatsoever, with or without cause.

     For purposes of the Plan, "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of the Plan, "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of the award, each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

4. OTHER PROVISIONS

4.1  Sick Leave and Leaves of Absence.

     Unless otherwise provided in the Stock Option Agreement, and to the extent permitted by Section 422 of the Code, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or

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other leave of absence approved by the Company if the period of any such leave does not exceed a period approved by the Company, or, if longer, if the optionee's right to reemployment by the Company is guaranteed either contractually or by statute. A Stock Option Agreement may contain such additional or different provisions with respect to leave of absence as the Committee may approve, either at the time of grant of an option or at a later time.

4.2  Termination of Employment.

     For purposes of the Plan "Termination of Employment," shall mean the time when the employee-employer relationship between the optionee and the Company, any Subsidiary or any Parent Corporation is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an optionee by the Company, any Subsidiary or any Parent corporation, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company, a Subsidiary or any Parent Corporation with the former employee. Subject to Section 3.1, the Committee, in its absolute discretion, shall determine the affect of all matters and questions relating to Termination of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that such leave of absence or other change interrupts employment for the purposes of Section 422(a)(2) of the code and then-applicable regulations and revenue rulings under said Section.

4.3  Issuance of Stock Certificates.

     Upon exercise of an option, the Company shall deliver to the person exercising such option a stock certificate evidencing the shares of Common Stock acquired upon exercise. Notwithstanding the foregoing, the Committee in its discretion may require the Company to retain possession of any certificate evidencing stock acquired upon exercise of an option which remains subject to repurchase under the provisions of the Stock Option Agreement or any other agreement signed by the optionee in order to facilitate such repurchase provisions.

4.4  Terms and Conditions of Options.

     Each option or SAR granted under the Plan shall be evidenced by a written Stock Option Agreement ("Stock Option Agreement") between the option holder and the Company providing that the option is subject to the terms and conditions of the Plan and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case.

4.5  Adjustments Upon Changes in Capitalization; Merger and Consolidation.

     If the outstanding shares of Common Stock are changed into, or exchanged for cash or a different number or kind of shares or securities of the Company or of another corporation through reorganization, merger, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination, stock reclassification or similar transaction, an appropriate adjustment shall be made by the Committee in the number and kind of shares as to which options and restricted stock may be granted. In the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee shall also make a corresponding adjustment changing the number or kind of shares, and the exercise price per share allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be adjusted. Any such adjustment, however, shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

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     In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Common Stock, the Committee in its discretion shall make an appropriate and equitable adjustment to the exercise prices of options then outstanding under the Plan.

     Where an adjustment under this Section 4.5 of the type described above is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 424(b)(3) of the Code.

     In connection with the dissolution or liquidation of the Company or a partial liquidation involving 50% or more of the assets of the Company, a reorganization of the Company in which another entity is the survivor, a merger or reorganization of the Company under which more than 50% of the Common Stock outstanding prior to the merger or reorganization is converted into cash or into another security, a sale of more than 50% of the Company's assets, or a similar event that the Committee determines, in its discretion, would materially alter the structure of the Company, or its ownership, the Committee, upon 30 days prior written notice to the option holders, may, in its discretion, do one or more of the following: (i) shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which an option is subject; (iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities to each option to the extent then exercisable (including any options as to which the exercise has been accelerated as contemplated in clause (ii) above), of any amount that is the equivalent of the Fair Market Value of the Common Stock (at the effective time of the dissolution, liquidation, merger, reorganization, sale or other event) or the fair market value of the option.

     In the event of a Change of Control (as defined below), the Committee may, in considering the advisability or the terms and conditions of any acceleration of the exercisability of any option pursuant to this Section 4.5, take into account the penalties that may result directly or indirectly from such acceleration to either the Company or the option holder, or both, under Section 280G of the Code, and may decide to limit such acceleration to the extent necessary to avoid or mitigate such penalties or their effects. The term "Change of Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Board which occurs as follows: (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 25 percent or more of the total voting power of the Company's then outstanding stock; (b) a tender offer (for which a filing has been made with the Securities and Exchange Commission which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding Securities and Exchange rules) is made for the stock of the Company (in the case of such tender offer, the Change of Control shall be deemed to have occurred upon the first to occur of (i) any time during the offer when the person (using the definition in (a) above) making the offer owns or has accepted for payment stock of the Company with 25 percent or more of the total voting power of the Company's outstanding stock or (ii) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50 percent or more of the total voting power of the Company's outstanding stock when the offer terminates) or (c) individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

     At the time of a Change of Control, any outstanding SARs of a participant under this plan shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the SARs) and any cash or stock acquired by the participant under such SAR following such Change of Control shall be fully vested upon exercise.

     No fractional share of Common Stock shall be issued under the Plan on account of any adjustment under this Section 4.5.

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4.6  Rights of Participants and Beneficiaries.

     The Company shall pay all amounts payable hereunder only to the option holder or beneficiaries entitled thereto pursuant to the Plan. The Company shall not be liable for the debts, contracts or engagements of any optionee or his or her beneficiaries, and rights to cash payments under the Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

4.7  Government Regulations.

     The Plan, and the grant and exercise of options and the issuance and delivery of shares of Common Stock under options granted hereunder, shall be subject to compliance with all applicable federal and state laws, rules and regulations including but not limited to state and federal securities law) and federal margin requirements and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.8  Amendment and Termination.

     The Board or the Committee may at any time suspend, amend or terminate the Plan and may, with the consent of the option holder, make such modifications of the terms and conditions of such option holder's option as it shall deem advisable, provided, however, that, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, (A) materially increase the benefits accruing to participants under the Plan; (B) materially increase the number of securities which may be issued under the Plan; or (C) materially modify the requirements as to eligibility for participation in the Plan. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the option holder affected thereby, alter or impair any rights or obligations under any option theretofore granted under the Plan. No option may be granted during any period of suspension nor after termination of the Plan, and in no event may any option be granted under the Plan after the expiration of ten years from the date the Plan is adopted by the Board.

4.9  Time of Grant and Exercise of Option.

     An option shall be deemed to be exercised when the Secretary of the Company receives written notice from an option holder of such exercise, payment of the purchase price determined pursuant to Section 3.1 of the Plan and set forth in the Stock Option Agreement, and all representations, indemnifications and documents reasonably requested by the Committee.

4.10 Privileges of Stock Ownership; Non-Distributive Intent; Reports to Option Holders.

     A participant in the Plan shall be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to the optionee. Upon exercise of an option at a time when there is not in effect under the Securities Act of 1933, as amended, a Registration Statement relating to the Common Stock issuable upon exercise or payment therefor and available for delivery a Prospectus meeting the requirements of Section 10(a)(3) of said Act, the optionee shall represent and warrant in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof.

     The Company shall furnish to each optionee under the Plan the Company's annual report and such other periodic reports, if any, as are disseminated by the Company in the ordinary course to its stockholders.

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4.11  Legending Share Certificates.

     In order to enforce any restrictions imposed upon Common Stock issued upon exercise of an option granted under the Plan or to which such Common Stock may be subject, the Committee may cause a legend or legends to be placed on any share certificates representing such Common Stock, which legend or legends shall make appropriate reference to such restrictions, including, but not limited to, a restriction against all or such Common Stock for any period of time as may be required by applicable laws or regulations. If any restriction with respect to which a legend was placed on any certificate ceases to apply to Common Stock represented by such certificate, the owner of the Common Stock represented by such certificates may require the Company to cause the issuance of a new certificate not bearing the legend.

     Additionally, and not by way of limitation, the Committee may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the requirements of any stock exchange or market upon which Common Stock is then traded.

4.12  Use of Proceeds.

     Proceeds realized pursuant to the exercise of options under the Plan shall constitute general funds of the Company.

4.13  Changes in Capital Structure; No Impediment to Corporate Transactions.

     The existence of outstanding options under the Plan shall not affect the Company's right to effect adjustment, recapitalization, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company's or any other corporations assets or business, or any other corporate act, whether similar to the events described above or otherwise.

4.14  Effective Date of the Plan.

     The Plan shall be effective as of the date of its approval by the stockholders of the Company within twelve months after the date of the Board's initial adoption of the Plan. Options may be granted but not exercised prior to stockholder approval of the Plan. If any options are so granted and stockholder approval shall not have been obtained within twelve months of the date of adoption of this Plan by the Board of Directors, such options shall terminate retroactively as of the date they were granted.

4.15  Termination.

     The Plan shall terminate automatically as of the close of business on the day preceding the tenth anniversary date of its adoption by the Board or earlier as provided in Section 4.8. Unless otherwise provided herein, the termination of the Plan shall not affect the validity of any option agreement outstanding at the date of such termination.

4.16  Limitation of Implied Rights.

     Neither an option holder nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. An option holder shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.17  Other Compensation.

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any subsidiary or any Parent Corporation. Nothing in the Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the company, any Subsidiary or any Parent Corporation or (ii) to grant or assume options or other rights otherwise than under the Plan in connection with any proper corporation purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

                                       C-10